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                                                                   EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Liberty Media Corporation:

We consent to the incorporation by reference in the following registration statements of Liberty Media Corporation of our report dated March 26, 2003, except for note 3, which is as of January 16, 2004, with respect to the consolidated balance sheets of Telewest Communications plc and subsidiaries
("the Group") as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders' equity/(deficit) and comprehensive income, and cash flows for each of the years in the three-year period ended
December 31, 2002, which report appears as an exhibit in Amendment No. 2 to the annual report on Form 10-K/A for the year ended December 31, 2002 of Liberty Media Corporation.

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

FORM        REGISTRATION STATEMENT NO.                                       DESCRIPTION
----        --------------------------                                       -----------

S-8         333-67276                            Liberty Media 401(k) Savings Plan

S-8         333-67296                            Liberty Media Corporation Incentive Plan

S-3         333-66034 (Post Effective Amendment  $3 Billion Shares of Series A Common Stock, Debt Securities, or
            No. 1 to Form S-1)                   Warrants

S-8         333-104154                           Liberty Media Corporation 2002 Nonemployee Director Incentive Plan

S-3         333-104241                           13,336,976 Shares of Series A Common Stock

S-3         333-105006                           $1.5 Billion, .75% Senior Exchangeable Debentures

S-3         333-107613                           217,709,773 Shares of Series A Common Stock and $225,620,069 Floating Rate Senior
                                                 Notes due 2006

S-3         333-111564                           13,304,337 Shares of Series A Common Stock



Our report dated March 26, 2003, except for note 3, which is as of January 16, 2004, contains an explanatory paragraph that states that the Company is undergoing financial restructuring which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in note 3 to the consolidated financial statements, the 2002 consolidated financial statements have been restated.

As discussed in note 4 to the consolidated financial statements, the Company changed its method of accounting for intangible assets in 2002 and derivative financial instruments in 2001.


                                                KPMG Audit plc


London, England
January 21, 2004